As filed with the Securities and Exchange Commission on December 12, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

__________________________

SENESCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

_________________

Delaware	2834	84-1368850
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
	721 Route 202/206, Suite 130
	Bridgewater, NJ 08807
	(908) 864-4444
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

_________________

Leslie J. Browne, Ph.D.
Chief Executive Officer
Senesco Technologies, Inc.
721 Route 202/206, Suite 130
Bridgewater, NJ 08807
(908) 864-4444
(Name, address, including zip code and telephone number, including area code, of agent for service)
__________________________ Copies to:
Joel Brooks
Chief Financial Officer
Senesco Technologies, Inc.
721 Route 202/206, Suite 130
Bridgewater, NJ 08807
(908) 864-4444

Emilio Ragosa Morgan, Lewis & Bockius LLP 502 Carnegie Center Princeton, NJ 08540 (609) 919-6633

__________________________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-191785

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

__________________________

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Units, each unit consisting of ten shares of common stock, $0.01 par value per share, Series A Warrants to purchase ten shares of common stock, Series B Warrants to purchase ten shares of common stock and Series C Warrants to purchase ten shares of common stock	$900,000	$115.92
Common stock included in the Units	-	(3)
Series A Warrants	$900,000	$115.92
Common stock underlying the Series A Warrants	-	(3)
Series B Warrants	$1,200,000	$154.56
Common stock underlying the Series B Warrants	-	(3)
Series C Warrants	$1,200,000	$154.56
Common stock underlying the Series C Warrants	-	(3)
Total	$4,200,000	$540.96(4)

(1)	Estimated solely for purpose of calculating registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457(o) under the Securities Act based on an estimate of the proposed maximum offering price. The Registrant previously registered securities at an aggregate offering price of $21,000,000 on a Registration Statement on Form S-1 (File No. 333-191785), which was declared effective by the Securities and Exchange Commission on December 11, 2013 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having an aggregate offering price of $4,200,000 is hereby registered.

(3)	No fee required pursuant to Rule 457(g).

(4)	The Registrant previously paid an aggregate amount of $4,096 pursuant to Rule 457(o) under the Securities Act in connection with a previous registration statement filed on July 17, 2013 and an amendment to such registration statement filed on September 20, 2013. The registration statement was declared effective on September 30, 2013. The registration fee was $273, leaving a balance of $3,823 on account. The Registrant paid a registration fee of $2,704.80 in connection with the Prior Registration Statement, leaving a remaining balance of $1,118.20 on account.

This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed by Senesco Technologies, Inc. (the “Company”) with respect to the registration of an additional amount of the Company’s securities, pursuant to Rule 462(b) under the Securities Act. This Registration Statement relates to the Prior Registration Statement, which was declared effective by the Securities and Exchange Commission on December 11, 2013. The Company is filing this Registration Statement for the sole purpose of increasing the aggregate amount of securities offered by the Company by $4,200,000. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, included the exhibits thereto, are incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on the 12th day of December, 2013.

SENESCO TECHNOLOGIES, INC.

By:	/s/ Leslie J. Browne, Ph.D.
Leslie J. Browne, Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leslie J. Browne, Ph.D.	Chief Executive Officer and Director	December 12, 2013
Leslie J. Browne, Ph.D.	(Principal Executive Officer)

/s/ Joel P. Brooks	Chief Financial Officer	December 12, 2013
Joel P. Brooks	(Principal Financial and Accounting Officer)

*	Chairman of the Board	December 12, 2013
Harlan W. Waksal, M.D.

*	Lead Independent Director	December 12, 2013
David Rector

*	Director	December 12, 2013
Christopher Forbes

*	Director	December 12, 2013
Rudolf Stalder

*	Director	December 12, 2013
John N. Braca

*	Director	December 12, 2013
John E. Thompson, Ph.D.

*	Director	December 12, 2013
Thomas C. Quick

*	Director	December 12, 2013
Warren Isabelle

*	Director	December 12, 2013
Jack Van Hulst

•	By: /s/ Joel P. Brooks

Joel P. Brooks

Attorney-in-fact

EXHIBIT INDEX

(a) The following exhibits are filed herewith:

Exhibit
No.	Description of Exhibit

5.1	Opinion of Morgan, Lewis & Bockius, LLP regarding the validity of the securities being registered.

23.1	Consent of McGladrey LLP.

23.2	Consent of Morgan, Lewis & Bockius, LLP (included in Exhibit 5.1 above.)

24.1	Power of Attorney (Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-191785) filed by the Registrant with the Commission on October 17, 2013, and incorporated herein by reference.